Exhibit 21


                  THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP
                              LIST OF SUBSIDIARIES



                                         JURISDICTION
NAME                                     OF FORMATION    DOING BUSINESS AS
----                                     ------------    -----------------

La Cienega Associates                      California    Beverly Center
Biltmore Shopping Center Partners          Arizona       Biltmore Fashion Park
Briarwood                                  Michigan      Briarwood
TL-Columbus Associates                     Michigan      Columbus City Center
Fairlane Town Center                       Michigan      Fairlane Town Center
The Falls Shopping Center Associates       Florida       The Falls
Taubman Auburn Hills Associates            Delaware      Great Lakes Crossing
          Limited Partnership                            (under construction)
Richmond Associates                        Michigan      Hilltop
La Cumbre Shopping Center Associates       California    La Cumbre Plaza
Lakeforest Associates                      Maryland      Lakeforest
Taubman MacArthur Associates               Delaware      MacArthur Center
          Limited Partnership                            (under construction)
TKL-East                                   Michigan      Marley Station
Taubman Western Associates No. 2           Michigan      Meadowood Mall
Katy-Gessner Associates Limited            Delaware      Memorial City Mall
          Partnership                                    (leased)
Paseo Nuevo Associates                     California    Paseo Nuevo
TRG - Regency Square Associates            Virginia      Regency Square
Short Hills Associates                     New Jersey    The Mall at Short Hills
Stoneridge Properties                      California    Stoneridge
Taub-Co Management, Inc.                   Michigan      N/A
The Taubman Company Limited Partnership    Delaware      The Taubman Company
Tuttle Crossing Associates                 Ohio          The Mall at Tuttle
                                                           Crossing